EXHIBIT 99.1

Arbutus Strengthens Management Team With Appointment of David C. Hastings as New Chief Financial Officer

VANCOUVER, British Columbia and WARMINSTER, Pa., June 07, 2018 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced the appointment of David Hastings as Chief Financial Officer, effective June 11, 2018.  Mr. Hastings will assume the CFO role from Koert VandenEnden, Arbutus' interim Chief Financial Officer.

"We’re excited to welcome David Hastings to Arbutus as our new CFO," said Dr. Mark J Murray, CEO of Arbutus. "David brings extensive financial, operational, and strategic experience in the biotech industry, and will be a great asset to us as we further advance toward our goal of delivering a cure for chronic HBV and seek to maximize value for shareholders.”

Mr. Hastings previously served as the Chief Financial Officer and Executive Vice President of Incyte Corporation (a life sciences company focused on oncology) from 2003 until 2014. During this time, Mr. Hastings oversaw all financial aspects as Incyte transitioned from research and development to commercialization following the launch of Jakafi®(ruxolitinib). Mr. Hastings also previously served as Vice President, Chief Financial Officer and Treasurer of ArQule Inc. During his tenure at ArQule, he played an important role in ArQule's transition into a drug discovery and development organization, and in two strategic acquisitions, including the purchase of Cyclis Pharmaceuticals Inc. Prior to that, Mr. Hastings was with Genzyme Corporation as its Vice President and Corporate Controller, and with Sepracor, Inc. where he was Director of Finance. Most recently, Mr. Hastings served as the Chief Financial Officer and Senior Vice President of Unilife Corporation (a medical device company) from 2015 to 2017 and as its Chief Accounting Officer and Treasurer from 2016 to 2017.

"I look forward to joining the Arbutus team and am excited about Arbutus’s mission to cure chronic HBV, a significant unmet medical need,” said David Hastings. “I believe Arbutus is well positioned scientifically, operationally and financially to achieve this all important goal.”

Mr. VandenEnden, Arbutus' current interim Chief Financial Officer, will remain as a member of the executive leadership team in the role of Chief Accounting Officer and will continue to act as Arbutus' Principal Accounting Officer during a period of transition to Mr. Hastings.

About Arbutus

Arbutus Biopharma Corporation is a publicly traded (Nasdaq:ABUS) biopharmaceutical company dedicated to discovering, developing, and commercializing a cure for patients suffering from chronic Hepatitis B (HBV) infection. Arbutus is developing multiple drug candidates, each of which have the potential to improve upon the standard of care (SOC) and contribute to a curative combination regimen to improve patient outcomes and deliver a potential cure for HBV. For more information, visit www.arbutusbio.com.

Contact Information

Investors
Mark Murray
President and CEO
Phone: 604-419-3200
Email: ir@arbutusbio.com

Media
David Schull
Russo Partners
Phone: 858-717-2310
Email: david.schull@russopartnersllc.com

Forward-Looking Statements and Information
This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about Mr. Hastings acting as CFO of the Arbutus; Mr. VandenEnden’s role within the executive leadership team; and discovering, developing and commercializing a cure for patients suffering from chronic HBV infection.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the continued availability of Mr. Hastings and Mr. VandenEnden; the effectiveness and timeliness of preclinical and clinical trials, and the usefulness of the data; the continued demand for Arbutus’ assets; the timing of regulatory approvals; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: Mr. Hastings or Mr. VandenEnden may become unavailable to serve their executive leadership positions for Arbutus; anticipated pre-clinical and clinical trials may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; Arbutus may not receive the necessary regulatory approvals for the clinical development of their products on a timely basis, if at all; economic and market conditions may worsen; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K and Arbutus' continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.